                                                                     EXHIBIT 4.2



                                  OPENTV, INC.

                              1999 EMPLOYEE STOCK

                                 PURCHASE PLAN

                  (Amended and Restated as of January 1, 2001)
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                                  OpenTV, Inc.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

                     (Amended and Restated January 1, 2001)

     The following constitutes the provisions of the 1999 Employee Stock Purchase Plan of OpenTV, Inc., as amended and restated as of January 1, 2001.

     1.  Purpose.  The purpose of the Plan is to provide Employees of the
         -------
Company and Designated Subsidiaries of OpenTV Corp. with an opportunity to purchase Shares of OpenTV Corp. through accumulated payroll deductions. By means of the Plan, OpenTV Corp., the Company and the Designated Subsidiaries, seek to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of these entities.

     It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.
         -----------

         (a)  "Board" shall mean the Board of Directors of OpenTV, Corp. or a
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Committee appointed by the Board pursuant to Section 13.

         (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

         (c)  "Company" shall mean OpenTV, Inc., a Delaware corporation.
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         (d)  "Compensation" shall mean all base straight time gross earnings,
               ------------
including bonuses and sales commissions, but excluding payments for overtime, shift premiums and commissions (other than sales commissions), awards, and other compensation.

         (e)  "Designated Subsidiaries" shall mean the Company, Spyglass, Inc.
               -----------------------
and other Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         (f)  "Employee" shall mean any individual who is a regular employee of
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the OpenTV, Corp. or a Designated Subsidiary for purposes of tax-withholding under the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other approved leave of absence. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

         (g)  "Exercise Date" shall mean the last Trading Day of each Purchase
               -------------
Period.

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         (h)  "Fair Market Value" shall mean, as of any date, the value of
               -----------------
Shares determined as follows:

              (1) If the Shares are listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Shares) or system on the Trading Day prior to the relevant determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

              (2) If the Shares are quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Shares on the day of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

              (3) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

         (i)  "Offering" means the grant of a right to purchase Shares under the
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Plan to eligible Employees.

         (j)  "Offering Date" shall mean the first Trading Day of each Offering
               -------------
Period.

         (k)  "Offering Date Price" shall mean the Fair Market Value of a Share
               -------------------
on the last Trading Day prior to the Offering Date.

         (l)  "Offering Period" shall mean, a period of no more than twenty-
               ---------------
seven (27) months designated by the Board during which an eligible Employee shall be given the opportunity to purchase Shares in accordance with the terms of this Plan through accumulated payroll deductions. Subject to the discretion of the Board to provide otherwise pursuant to Section 4, during each calendar year there shall be two Offering Periods of approximately six (6) months each. The first such Offering Period shall commence on the first Trading Day on or after January 1 of each year and shall terminate on the last Trading Day in June of each year. The second Offering Period shall commence on the first Trading Day on or after July 1 of each year and shall terminate on the last Trading Day of December.

         (m)  "OpenTV Corp." shall mean OpenTV Corp., a British Virgin Islands
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international business company, the parent of the Company.

         (n)  "Participant" shall mean an Employee who is participating in the
               -----------
Plan.

         (o)  "Plan" shall mean this amended and restated Employee Stock
               ----
Purchase Plan.

         (p)  "Purchase Period" shall, subject to the discretion of the Board to
               ---------------
change the frequencies and timing of subsequent Purchase Periods, mean each Offering Period.

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         (q)  "Purchase Price" shall mean an amount equal to a designated
               --------------
percentage of the Offering Date Price or a designated percentage of the Fair Market Value on the Exercise Date, whichever is lower. Each designated percentage shall be 85% unless determined otherwise by the Board with respect to any Offering Period, but shall in no event be less than 85%.

         (r)  "Reserves" shall mean the number of Shares covered by each
               --------
purchase right under the Plan which have not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under purchase right.

         (s)  "Share" shall mean a share of the Class A ordinary shares of
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OpenTV Corp.

         (t)  "Subsidiary" shall mean a corporation, domestic or foreign, of
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which not less than 50% of the voting shares are held by OpenTV Corp. or a
Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by OpenTV Corp. or a Subsidiary.

         (u)  "Trading Day" shall mean a day on which national stock exchanges
               -----------
and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3.  Eligibility.
         -----------

         (a) Any Employee, as defined in Section 2(f), who shall be employed by the Company or a Designated Subsidiary on a given Offering Date shall be eligible to participate in the Plan, except that an Employee shall not be eligible to participate in the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Designated Subsidiary, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board and set forth in the terms of the applicable Offering, no Employee shall be eligible to participate in the Plan, unless, on the Offering Date, such Employee's customary employment with the Company or such Affiliates is for at least twenty (20) hours per week and at least five (5) months per calendar year.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted a purchase right under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding purchase rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of OpenTV Corp. or of any Subsidiary (including, but not limited to, the Company), or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of OpenTV Corp. and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

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

         (c) Officers of the Company and any Designated Subsidiary shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

     4.  Offering Periods.  The Plan shall be implemented by consecutive
         ----------------
Offering Periods. The Board shall have the power to change the duration of Offering Periods with respect to future offerings if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Absent action by the Board, each Offering Period shall be for the periods described in Section 2(l) of this Plan.

     5.  Participation.
         -------------

         (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date.

         (b) Payroll deductions for a Participant shall commence on the first payroll period following the Offering Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

     6.  Payroll Deductions.
         ------------------

         (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the Participant's Compensation during said Offering Period.

         (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

         (c) A Participant may discontinue his or her participation in the Plan as provided in Section 5, or may increase or decrease the rate of his or her payroll deductions during the current Purchase Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. A reduction to a 0% rate of contribution shall be treated as a withdrawal from the Plan effective with the following Purchase Period unless such rate is increased prior to the following Purchase Period. The change in rate shall be effective with the first full payroll period following such advance notice period as the Company shall specify. A Participant's subscription agreement not shall remain in effect for successive Purchase Periods and Offering Periods, thus a Participant must file a new Subscription Agreement with respect to each new Offering and Purchase Period. The Board shall be authorized to limit the number of participation rate changes during any Offering Period. A Participant may at any time elect to have his or her participation agreement become irrevocable for such period of time as he or she may designate.

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

         (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. The Company may provide either (i) that payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10, or (ii) that participation shall recommence only upon filing a new enrollment form following such waiting period as the Company shall specify.

         (e) At the time the purchase right is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for his or her employer's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the purchase right or the disposition of the Shares. At any time, the Company, or the applicable Designated Subsidiary may, but will not be obligated to, withhold from the Participant's compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available any tax deductions or benefit attributable to sale or early disposition of Shares by the Employee.

     7.  Grant Of Purchase Right.  On the Offering Date of each Offering Period,
         -----------------------
each eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the purchase right shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to
Section 10, and the purchase right shall expire on the last day of the Offering Period.

     8.  Exercise Of Purchase Right.  Unless a Participant withdraws from the
         --------------------------
Plan as provided in Section 10 below, his or her purchase right for the purchase of Shares will be exercised automatically on each Exercise Date, and the maximum number of full Shares subject to the purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional Shares will be purchased. Any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full Share shall be retained in the Participant's account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 10. During a Participant's lifetime, a Participant's purchase right to purchase Shares hereunder is exercisable only by him or her.

     9.  Delivery.  As promptly as practicable after each Exercise Date on which
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a purchase of Shares occurs, the Company shall arrange the delivery of purchased
Shares to a directed brokerage account. Any certificates representing the Shares that were purchased by

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each Participant will remain with the brokerage account until such time as the
Participant (or beneficiary) requests that their shares be transferred out of the brokerage account.

    10.  Withdrawal; Termination Of Employment.
         -------------------------------------

         (a) A Participant may, subject to the terms of any irrevocable participation agreement elected by the Participant, withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her purchase right under the Plan at any time by giving written notice to the Company in the form provided by the Company. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's purchase right for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

         (b) Upon a Participant's ceasing to be an Employee for any reason or upon termination of a Participant's employment relationship (as described in Section 2(f)), the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the purchase right will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant's purchase right will be automatically terminated. The Company may reduce the amount returned to a Participant by the amount of any outstanding debts that the Participant owes to either the Company or a Subsidiary.

    11.  Interest.  No interest shall accrue on the payroll deductions of a
         --------
Participant in the Plan.

    12.  Stock.
         -----

         (a) Subject to the provisions of Section 18 relating to adjustments upon changes in capitalization of OpenTV Corp., the Shares that may be made available for sale under the Plan shall not exceed in the aggregate six hundred thousand (600,000) Shares (based number on the number of Shares of OpenTV Corp. to be outstanding on the Effective Date, with no adjustment made in connection with changes in OpenTV Corp.'s capital stock between the date this Plan was adopted by the Board and the Effective Date). The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise. If on a given Exercise Date the number of shares with respect to which purchase rights are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         (b) The aggregate number of Shares that may be made available for sale under the Plan as specified in Section 12(a) shall be automatically increased as follows:
         (i) On the last day of each fiscal year of the Company (the "Calculation Date") for ten (10) years, commencing on December 31, 1999 and ending on December 31, 2008, the aggregate number of Shares specified in paragraph 4(a) hereof shall be increased by

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

the lesser of (1) that number of Shares equal to five percent (5%) of the Diluted Shares Outstanding, (2) five hundred thousand (500,000) Shares (based on the number of Shares of the Parent to be outstanding on the Effective Date, and no adjustment to such number shall be made in connection with changes in the Parent's capital stock between the date this Plan is adopted by the Board and the Effective Date), or (3) a smaller number of Shares as determined by the Board.

         (ii) For purposes of paragraph 4(b)(i) hereof, "Diluted Shares Outstanding" shall mean, as of any date, (1) the number of outstanding Shares on such Calculation Date, plus (2) the number of Shares issuable upon such Calculation Date assuming the conversion of all outstanding preferred shares and convertible notes of the Parent, plus (3) the additional number of dilutive ordinary share equivalents of the Parent outstanding as the result of any options or warrants outstanding during the fiscal year.

         (c) The Participant will have no interest or voting right in shares covered by this purchase right until such purchase right has been exercised.

         (d) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

    13.  Administration.  The Plan shall be administered by the Board of the
         --------------
Company or a committee of one or more members of the Board as appointed by the Board. Committee members serve for the period of time specified by the Board of Directors and can be removed from the committee by the Board at any time. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

    14.  Designation Of Beneficiary.
         --------------------------

         (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the purchase right is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the purchase right. If a Participant residing in the United States is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

         (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    15.  Transferability.  Neither payroll deductions credited to a
         ---------------
Participant's account nor any rights with regard to the exercise of a purchase right or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

    16.  Use Of Funds.  All payroll deductions received or held by the Company
         ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    17.  Reports.  Individual accounts will be maintained for each Participant
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in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

    18.  Adjustments Upon Changes In Capitalization, Dissolution, Merger Or
         ------------------------------------------------------------------
Asset Sale.
----------

         (a)  Changes In Capitalization.  Subject to any required action by the
              -------------------------
shareholders of OpenTV Corp., the Reserves as well as the price per share of Shares covered by each purchase right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration; provided, however, that conversion of any convertible securities of OpenTV Corp. shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of each Share covered by each outstanding purchase right, in the event OpenTV Corp. effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares.

         (b)  Dissolution Or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company or OpenTV Corp., the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

         (c)  Merger Or Asset Sale.  In the event of a proposed sale of all or
              --------------------
substantially all of the assets of the Company (or OpenTV Corp.), or the merger of the Company or OpenTV Corp. with or into another corporation, each purchase right under the Plan shall be assumed or an equivalent purchase right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his purchase right has been changed to the New Exercise Date and that his purchase right will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in
Section 10. For purposes of this Section, a purchase right granted under the Plan shall be deemed to be assumed or substituted if accomplished in accordance with Section 424 of the Code.

    19.  Amendment Or Termination.
         ------------------------

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect purchase rights previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date. Except as provided in Section 18, no amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), shareholder approval shall be obtained in such a manner and to such a degree as required.

         (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Purchase Periods and/or Offering Periods (subject to Section 4), limit the frequency and/or number of changes in the amount withheld during Purchase Periods and/or Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

    20.  Notices.  All notices or other communications by a Participant to the
         -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    21.  Conditions Upon Issuance Of Shares.  Shares shall not be issued with
         ----------------------------------
respect to a purchase right unless the exercise of such purchase right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    22.  Term Of Plan.  The Plan was first effective on the effective date of
         ------------
the initial public offering of Shares (the "Effective Date"). The Plan shall continue in effect through December 31, 2009 unless sooner terminated under
Section 19.

    23.  Execution.  To record the adoption of this amended and restated Plan by
         ---------
the Board, the Company has caused its duly authorized officer to sign below.


                              OpenTV, Inc.


                              By:   /s/ Jan Steenkamp

                              Title:  Chief Executive Officer

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